EXHIBIT 10.1

MACKINAC FINANCIAL CORPORATION

2012 INCENTIVE COMPENSATION PLAN

(As adopted April 24, 2012, subject to shareholder approval)

TABLE OF CONTENTS

ARTICLE 1 ESTABLISHMENT, PURPOSE, AND DURATION		1

1.1	ESTABLISHMENT OF THE PLAN	1
1.2	PURPOSE OF THE PLAN	1
1.3	DURATION OF THE PLAN	1

ARTICLE 2 DEFINITIONS AND CONSTRUCTION		1

2.1	DEFINITIONS	1
2.2	GENDER AND NUMBER	5
2.3	SEVERABILITY	5

ARTICLE 3 ADMINISTRATION		6

3.1	AUTHORITY OF THE COMMITTEE	6
3.2	DECISIONS BINDING	6
3.3	DELEGATION OF CERTAIN RESPONSIBILITIES	7
3.4	PROCEDURES OF THE COMMITTEE	7
3.5	AWARD AGREEMENTS	7
3.6	RULE 16B-3 REQUIREMENTS	7

ARTICLE 4 STOCK SUBJECT TO THE PLAN		7

4.1	NUMBER OF SHARES	7
4.2	ADJUSTMENTS IN AUTHORIZED SHARES AND LIMITATIONS	8

ARTICLE 5 ELIGIBILITY AND PARTICIPATION		9

5.1	ELIGIBILITY	9
5.2	ACTUAL PARTICIPATION	9

ARTICLE 6 STOCK APPRECIATION RIGHTS		9

6.1	GRANT OF STOCK APPRECIATION RIGHTS	9
6.2	SAR AWARD AGREEMENT	9
6.3	EXERCISE OF SARS	9
6.4	PAYMENT OF SAR AMOUNT	10
6.5	FORM OF PAYMENT	10
6.6	DURATION OF SAR	10
6.7	TERMINATION OF EMPLOYMENT OR SERVICE	10
6.8	NONTRANSFERABILITY OF SARS	10

ARTICLE 7 RESTRICTED STOCK AND RESTRICTED STOCK UNITS		10

7.1	GRANT OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS	10
7.2	TRANSFERABILITY	10
7.3	OTHER RESTRICTIONS	11
7.4	END OF PERIOD OF RESTRICTION	11

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7.5	VOTING RIGHTS	11
7.6	DIVIDENDS AND OTHER DISTRIBUTIONS TO HOLDERS OF RESTRICTED STOCK	11
7.7	DIVIDENDS AND OTHER DISTRIBUTIONS TO HOLDERS OF RESTRICTED STOCK UNITS	11
7.8	TERMINATION OF EMPLOYMENT OR SERVICE	11

ARTICLE 8 PERFORMANCE UNITS AND PERFORMANCE SHARES		12

8.1	GRANT OF PERFORMANCE UNITS OR PERFORMANCE SHARES	12
8.2	VALUE OF PERFORMANCE UNITS AND PERFORMANCE SHARES	12
8.3	PAYMENT OF PERFORMANCE UNITS AND PERFORMANCE SHARES	12
8.4	FORM AND TIMING OF PAYMENT	12
8.5	TERMINATION OF EMPLOYMENT OR SERVICE	12
8.6	NONTRANSFERABILITY	12

ARTICLE 9 ANNUAL AND OTHER INCENTIVE AWARDS		13

9.1	ANNUAL INCENTIVE AWARDS	13
9.2	GRANT OF OTHER INCENTIVE AWARDS	13
9.3	TERMS OF OTHER INCENTIVE AWARDS	13
9.4	LIMITATIONS	13
9.5	TERMINATION OF EMPLOYMENT OR SERVICE	14

ARTICLE 10 PERFORMANCE GOALS		14

ARTICLE 11 TERMINATION OF EMPLOYMENT OR SERVICE AS A DIRECTOR OR CONSULTANT		14

11.1	EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE	14
11.2	TERMINATION OF EMPLOYMENT OR SERVICE OTHER THAN DUE TO DEATH, DISABILITY OR RETIREMENT	14
11.3	TERMINATION DUE TO DEATH OR DISABILITY	15
11.4	TERMINATION OF EMPLOYMENT OR SERVICE DUE TO RETIREMENT	15

ARTICLE 12 BENEFICIARY DESIGNATION		16

ARTICLE 13 RIGHTS OF PARTICIPANTS		16

13.1	EMPLOYMENT OR SERVICE	16
13.2	PARTICIPATION	16
13.3	NO IMPLIED RIGHTS; RIGHTS ON TERMINATION OF SERVICE	16
13.4	NO RIGHT TO COMPANY ASSETS	17
13.5	RIGHTS AS SHAREHOLDER; FRACTIONAL SHARES	17
13.6	ELECTION TO DEFER	17
13.7	OTHER RESTRICTIONS, LIMITATIONS AND CLAWBACK; COMPLIANCE WITH LAW, RULES AND REGULATIONS	17
13.8	UNCERTIFICATED SHARES	17
13.9	COMPLIANCE WITH CODE SECTION 409A	18

ARTICLE 14 CHANGE IN CONTROL		18

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14.1	EFFECT OF CHANGE IN CONTROL OF THE COMPANY	18
14.2	CONDITIONAL VESTING	18
14.3	REPLACEMENT AWARDS	19
14.4	SEPARATION FROM SERVICE	19

ARTICLE 15 AMENDMENT, MODIFICATION, AND TERMINATION		19

15.1	AMENDMENT, MODIFICATION AND TERMINATION OF PLAN	19
15.2	AMENDMENT OR MODIFICATION OF AWARDS	20
15.3	EFFECT ON OUTSTANDING AWARDS	20

ARTICLE 16 WITHHOLDING		20

16.1	TAX WITHHOLDING	20
16.2	STOCK DELIVERY OR WITHHOLDING	20

ARTICLE 17 SUCCESSORS		21

ARTICLE 18 REQUIREMENTS OF LAW		21

18.1	REQUIREMENTS OF LAW	21
18.2	GOVERNING LAW	21
18.3	TARP AND OTHER REGULATORY REQUIREMENTS	21

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ARTICLE 1
ESTABLISHMENT, PURPOSE, AND DURATION

1.1                               ESTABLISHMENT OF THE PLAN.  On April 24, 2012, the Board of Directors of Mackinac Financial Corporation (the “Company”) adopted, subject to the approval of the Company’s shareholders, this incentive compensation plan known as the “Mackinac Financial Corporation 2012 Incentive Compensation Plan” (hereinafter referred to as the “Plan”), which permits the grant of short-term and long-term incentive and other stock and cash awards. If approved by the shareholders, the Plan would replace the North Country Financial Corporation 2000 Incentive Compensation Plan and no further awards would be made under such plan.  Awards made under the North Country Financial Corporation 2000 Incentive Compensation Plan will continue to be governed by the terms of that plan.

1.2                               PURPOSE OF THE PLAN.  The purpose of the Plan is to promote the success of the Company and its Subsidiaries by providing incentives to Employees, Directors and Consultants of the Company and its Subsidiaries that will link their personal interests to the financial success of the Company and its Subsidiaries and to growth in shareholder value. The Plan is designed to provide flexibility to the Company and its Subsidiaries in their ability to motivate, attract, and retain the services of Employees, Directors and Consultants upon whose judgment, interest, and special effort the successful conduct of their operations is largely dependent.

1.3                               DURATION OF THE PLAN.  The Plan shall become effective on the date it is approved by the Company’s shareholders (the “Effective Date”), and shall remain in effect, subject to the right of the Board of Directors to terminate or amend the Plan at any time pursuant to Article 15 herein, until the first to occur of the following: (a) all Shares reserved for issuance under the Plan are purchased or acquired according to the provisions herein, or (b) the tenth anniversary of the Effective Date of the Plan.

ARTICLE 2
DEFINITIONS AND CONSTRUCTION

2.1                               DEFINITIONS.  Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

(a)                                  “Annual Incentive Award” has the meaning specified in Section 9.1.

(b)                                  “Award” includes, without limitation, Stock Appreciation Rights, Performance Share or Performance Unit Awards, Dividend or Dividend Equivalent Rights, Stock Awards, Restricted Stock or Restricted Stock Unit Awards, Cash Awards, Annual Incentive Awards or Other Incentive Awards that are valued in whole or in part by reference to, or are otherwise based on, the Company’s Stock, Performance Goals or other factors, all on a standalone, combination or tandem basis, as described in or granted under the Plan.

(c)                                  “Award Agreement” means the agreement or other writing (which may be framed as a plan, program or notification, and which may be in electronic format) that sets forth the terms and conditions of each Award under the Plan, including any amendment or modification thereof.

(d)                                  “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(e)                                  “Board” or “Board of Directors” means the Board of Directors of the Company.

(f)                                    “Cash Award” has the meaning specified in Section 9.2(d).

(g)                                 “Change in Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

(i)                                    any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, or a corporation owned directly or indirectly by the common shareholders of the Company in substantially the same proportions as their ownership of Stock of the Company), as a result of acquiring, or during any 12-month period having acquired, voting securities of the Company, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(ii)                                during any period of 12 months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board and any new Director, whose election by the Board or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii)                            the consummation of (1) the sale or disposition of all or substantially all of the Company’s assets; or (2) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least 50% of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation; or

(iv)                               the shareholders of the Company approve a plan of complete liquidation of the Company.

Notwithstanding the foregoing, if the payment of Stock or cash under an Award constitutes the payment of deferred compensation subject to Section 409A of the Code and the time or form of such payment is changed due to a Change in Control, such change in the time or form of payment shall not occur unless the event constituting the Change in Control is also a “change in control event” as defined in Treasury regulation 1.409A-3(i)(5).

(h)                                 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

(i)                                    “Committee” means the Mackinac Financial Corporation Compensation Committee. The Committee shall be appointed by the Board, shall consist solely of three or more outside, independent members of the Board, and in the judgment of the Board, shall be qualified to administer the Plan as contemplated by (i) Rule 16b-3, (ii) Section 162(m) of the Code, as amended, and the regulations thereunder (or any successor Section and regulations), and (iii) any rules and regulations of the NASDAQ Global Select Market (or such other stock exchange on which the Stock is traded). Any member of the Committee who does not satisfy the qualifications set out in the preceding sentence may recuse himself or herself from any vote or other action taken by the Committee. The Board may, at any time and in its complete discretion, remove any member of the Committee and may fill any vacancy on the Committee.

(j)                                    “Company” means Mackinac Financial Corporation, a Michigan corporation, or any successor thereto as provided in Article 17 herein.

(k)                                “Consultant” means any person, including an advisor (other than a person who is an Employee or Director), or any entity that renders services to the Company and/or a Subsidiary.

(l)                                    “Covered Employee” means any Participant who is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which an Award becomes taxable to such Participant.

(m)                              “Director” means a director of the Company or a Subsidiary, including for this purpose, any non-employee Subsidiary officer who serves as an affiliate director.

(n)                                 “Disability” means totally and permanently disabled as from time to time defined under the long-term disability plan of the Company or a Subsidiary applicable to an Employee, or in the case where there is no applicable plan, permanent and total disability as defined in Section 22(e)(3) of the Code (or any successor Section); provided, however, that to the extent an amount payable under the Plan which constitutes deferred compensation subject to Section 409A the Code would become payable upon Disability, “Disability” for purposes of such payment shall not be deemed to have occurred unless the disability also satisfies the requirements of Treasury regulation 1.409A-3.

(o)                                  “Dividend or Dividend Equivalent Rights” has the meaning specified in Section 9.2(a).

(p)                                  “Effective Date” means the date the Plan is approved by the Company’s shareholders.

(q)                                  “Employee” means an employee of the Company or any of its Subsidiaries, including an employee who is an officer or Director.

(r)                                  “Excess Shares” has the meaning specified in Section 4.1(c)(ii).

(s)                                  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(t)                                    As used in the Plan (unless a different method of calculation is required by applicable law), “Fair Market Value” on or as of any date shall mean (i) the closing price of the Stock as reported by the NASDAQ Global Select Market (or, if the Stock is not listed for trading on the NASDAQ Global Select Market, then on such other national exchange upon which the Stock is then listed) for such date, or if there are no sales on such date, on the next preceding day on which there were sales, or (ii) in the event that the Stock is no longer listed for trading on a national exchange, an amount determined in accordance with standards adopted by the Committee to the extent consistent with the requirements of Section 409A.

(u)                                 “Full Value Award Pool” has the meaning specified in Section 4.1(a).

(v)                                   “Other Incentive Award” has the meaning specified in Section 9.2(e).

(w)                                “Participant” means an Employee, Director or Consultant who has been granted an Award under the Plan.

(x)                                  “Performance-Based Award” means a Performance Share, Performance Unit or other Award under which the receipt of Shares or cash is conditioned upon the attainment of Performance Goals.

(y)                                  “Performance Goals” means the objectives, determined by the Committee, which are to be satisfied or met during the applicable Period of Restriction or Performance Period, as the case may be, as a condition to a Participant’s receipt of Shares or cash with respect to a Performance-Based Award. Performance Goals shall be based on one or more of the following criteria: (i) return measures (including, but not limited to, total shareholder return, return on assets and return on equity), (ii) earnings measures (including, but not limited to, earnings per share, net income, net interest income, net interest margin, and non-interest income), (iii) revenues, (iv) expense measures (including, but not limited to, expenses, operating efficiencies, efficiency ratios, and non-interest expense), (v) balance sheet measures (including, but not limited to, assets, loans, charge-offs, loan loss reserves, non-performing assets, deposits, asset quality levels, investments), (vi) enterprise risk management measures (including, but not limited to, interest-sensitivity gap levels, regulatory compliance, satisfactory internal or external audits, and financial ratings), (vii) Fair Market Value of the Stock, or (viii) achievement of balance sheet or income statement objectives, or other financial, accounting or quantitative objectives established by the Committee. The criteria and objectives constituting Performance Goals may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions. The Performance Goals shall be determined by the Committee in writing, shall be measured for achievement or satisfaction during the Performance Period or Period of Restriction which the Committee established for such Participant to satisfy or achieve such criteria and objectives and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated or other external or internal measure and may be based on or adjusted for any other objective goals, events, or occurrences established by the Committee. Such performance criteria and objectives constituting the Performance Goals may be particular to a line of business, Subsidiary or other unit or the Company generally, and may, but need not be, based upon a change or an increase or positive result.

(z)                                  “Performance Periods” has the meaning specified in Section 8.2.

(aa)                            “Performance Share” means an Award representing the right to receive a payment equal to the value of a performance share, granted to a Participant pursuant to Article 8 herein.

(bb)                            “Performance Unit” means an Award representing the right to receive a payment based on the value of a performance unit, granted to a Participant pursuant to Article 8 herein.

(cc)                            “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock or receipt of Shares attributable to a Restricted Stock Unit is restricted, during which the Participant is subject to a substantial risk of forfeiture, pursuant to Article 7 herein.

(dd)                            “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(ee)                            “Plan” means this Mackinac Financial Corporation 2012 Incentive Compensation Plan, as herein described and as may be amended from time to time.

(ff)                                “Predecessor Plan” means the North Country Financial Corporation 2000 Incentive Compensation Plan, as from time to time amended.

(gg)                          “Predecessor Plan Award” has the meaning specified in Section 4.1(a).

(hh)                          “Regulatory Requirements” has the meaning specified in Section 18.3.

(ii)                                “Replacement Award” has the meaning specified in Section 14.2.

(jj)                                “Replaced Award” has the meaning specified in Section 14.2.

(kk)                        “Restricted Stock” means an Award of Stock granted to a Participant pursuant to Article 7 herein.

(ll)                                “Restricted Stock Unit” means an award representing a right to receive a payment equal to the value of a Share, granted to a Participant pursuant to Article 7 herein.

(mm)                    “Retirement” means separation from service as an Employee, Director or Consultant for any reason (other than death or under circumstances determined by the Company or a Subsidiary to constitute cause) on or after attaining the age and/or a combination of age and years of service with the Company and/or a Subsidiary, if any, provided by the Committee in the applicable Award Agreement or any amendment or modification thereof as constituting “Retirement” for purposes of such Award; and “Retired,” with respect to a Participant, means having incurred a separation from service under circumstances constituting a Retirement and remaining retired from the financial services industry, which for this purpose, shall mean such Participant does not, without the written consent of the Company, become an employee or director of, or a consultant or advisor or otherwise directly or indirectly provide services to, a financial services institution (other than the Company or a Subsidiary).

(nn)                          “Rule 16b-3” has the meaning specified in Section 3.6.

(oo)                            “Section 409A” has the meaning specified in Section 13.9.

(pp)                            “Stock” or “Shares” means the common stock of the Company, no par value per share.

(qq)                            “Stock Appreciation Right” or “SAR” means an Award, granted to a Participant pursuant to Article 6 herein.

(rr)                            “Stock Award” has the meaning specified in Section 9.2(b).

(ss)                            “Subsidiary” shall mean any corporation which is a subsidiary corporation of the Company, as that term is defined in Section 424(f) of the Code.

(tt)                                “TARP” has the meaning specified in Section 18.3.

2.2                               GENDER AND NUMBER.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

2.3                               SEVERABILITY.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3
ADMINISTRATION

3.1                               AUTHORITY OF THE COMMITTEE.

(a)                                  The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have all powers vested in it by the terms of the Plan, such powers to include the authority to:

(i)                                    Determine the Fair Market Value;

(ii)                                Select the persons to be granted Awards under the Plan;

(iii)                            Determine the terms, conditions, form and amount of Awards to be made to each person selected;

(iv)                               Determine the time when Awards are to be made and any conditions which must be satisfied before an Award is made;

(v)                                   Establish objectives and conditions for earning Awards;

(vi)                               Determine the terms of each Award Agreement and, subject to Section 6.4, any amendments or modifications thereof;

(vii)                           Determine whether the conditions for earning an Award have been met and whether an Award will be paid at the end of the Performance Period;

(viii)                       Determine if and when an Award may be deferred;

(ix)                              Determine whether the amount or payment of an Award should be reduced or eliminated;

(x)                                  Determine the guidelines and/or procedures for the payment or exercise of Awards;

(xi)                              Accelerate the vesting of any Award;

(xii)                          Authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award by the Committee;

(xiii)                      Construe and interpret the terms of the Plan and any Award Agreements, correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem desirable to carry out the purposes of the Plan or any Award Agreement; and

(xiv)                         Make all other determinations and take all other actions described in the Plan or as the Committee otherwise deems necessary or advisable for administering the Plan and effectuating its purposes.

Notwithstanding the foregoing, no action of the Committee (other than pursuant to Section 4.2 or as otherwise permitted herein) may, without the consent of the person or persons entitled to exercise any outstanding Stock Appreciation Right or to receive payment of any other outstanding Award, adversely affect the rights of such person or persons with respect to such Awards.

3.2                               DECISIONS BINDING.  The Committee shall have full power and authority to administer and interpret the Plan and to adopt or establish such rules, regulations, agreements, guidelines, procedures and instruments, which are not contrary to the terms of the Plan and which, in its opinion, may be necessary or advisable for the administration and operation of the Plan. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive and binding on all persons, including the Company and its Subsidiaries, shareholders, employees, and Participants and their estates and beneficiaries, and such determinations and decisions shall not be reviewable.

3.3                               DELEGATION OF CERTAIN RESPONSIBILITIES.  The Committee may, subject to the terms of the Plan and applicable law, appoint such agents as it deems necessary or advisable for the proper administration of the Plan under this Article 3; provided, however, that except as provided below, the Committee may not delegate its authority to grant or amend Awards under the Plan or to correct errors, omissions or inconsistencies in the Plan.  All authority delegated by the Committee under this Section 3.3 shall be exercised in accordance with the provisions of the Plan and any guidelines for the exercise of such authority that may from time to time be established by the Committee.

3.4                               PROCEDURES OF THE COMMITTEE.  Except as may otherwise be provided in the charter or similar governing document applicable to the Committee, (a) all determinations of the Committee shall be made by not less than a majority of its members present at a meeting (in person or otherwise) at which a quorum is present; (b) a majority of the entire Committee shall constitute a quorum for the transaction of business; and (c) any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if a unanimous written consent, which sets forth the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee. Service on the Committee shall constitute service as a director of the Company so that members of the Committee shall be entitled to indemnification, limitation of liability and reimbursement of expenses with respect to their services as members of the Committee to the same extent that they are entitled under the Company’s Articles of Incorporation, as amended from time to time, and Michigan law for their services as directors of the Company.

3.5                               AWARD AGREEMENTS.  Each Award under the Plan shall be evidenced by an Award Agreement which shall be signed by an authorized officer of the Company and by the Participant, and shall contain such terms and conditions as may be authorized or approved by the Committee. Such terms and conditions need not be the same in all cases. An Award Agreement and any required signatures thereon or authorization or acceptance thereof may be in electronic format.

3.6                               RULE 16B-3 REQUIREMENTS.  Notwithstanding any other provision of the Plan, the Board or the Committee may impose such conditions on any Award (including, without limitation, the right of the Board or the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3 (or any successor rule) under the Exchange Act (“Rule 16b-3”).

ARTICLE 4
STOCK SUBJECT TO THE PLAN

4.1                               NUMBER OF SHARES.

(a)                                  Subject to adjustment as provided in Section 4.2 herein, the aggregate number of Shares that may be delivered under the Plan at any time shall not exceed 182,848, plus the number of Shares previously authorized by the shareholders for issuance under the Predecessor Plan which, as of the Effective Date of the Plan have not been issued or are not subject to an outstanding award under the Predecessor Plan (such number of Shares referred to as the “Full Value Award Pool”); provided, however, that in no event shall the Full Value Award Pool exceed 575,000 Shares. Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If Shares subject to an outstanding Award under the Plan or to an award under the Predecessor Plan (a “Predecessor Plan Award”) are not issued, or are cancelled by reason of the failure to earn the Shares issuable under, or the forfeiture, termination, surrender, cancellation or expiration of, such Award or Predecessor Plan Award, then the Shares subject to such Award or Predecessor Plan Award shall, to the extent of such forfeiture or cancellation, again be available for Awards under the Plan. Shares shall not again be available if such Shares are surrendered or withheld as payment of either the exercise price or of withholding taxes in respect of an Award or a Predecessor Plan Award. The exercise or settlement of a SAR Award reduces the Shares available under the Plan by the total number of Shares to which the exercise or settlement of the SAR Award relates, not just the net amount of Shares actually issued upon exercise or settlement; Shares not issued upon exercise or settlement of such Award shall not again be available for Awards under the Plan. Awards settled solely in cash shall not reduce the number of Shares available for issuance under the Plan.

(b)                                  Shares issued in connection with Awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries shall not reduce the number of Shares available for issuance under the Plan.

(c)                                  Subject to adjustment as provided in Section 4.2 herein, the following limitations shall apply to Awards under the Plan:

(i)                                    All of the Shares that may be issued under the Plan may be issued pursuant to SARs granted hereunder.

(ii)                                No more than 347,246 Shares may be issued with respect to Awards, other than SARs and Performance-Based Awards, which at the date of grant are scheduled to fully vest prior to three years from the date of grant (although such Awards may provide scheduled vesting earlier with respect to some of such shares).

(iii)                            The maximum number of Shares that may be covered by Awards granted under the Plan to any single Participant shall be 275,000 Shares during any one calendar year. For purposes of applying the limitations set forth in this paragraph (iii), if an Award, including, but not limited to SARs, Restricted Stock, Restricted Stock Units and Performance Shares, is denominated in Shares or the amount of the payment to be made thereunder shall be determined by reference to the value of Shares, then such Award shall be counted in the year the Award is granted as covering the number of Shares set forth in the Award. If an Award is granted in tandem with a Stock Appreciation Right, such that the exercise of the Award right or Stock Appreciation Right with respect to a Share cancels the tandem Stock Appreciation Right or Award right, respectively, with respect to such Share, the tandem Award right and Stock Appreciation Right with respect to each Share shall be counted as covering but one Share for purposes of applying the limitations of this paragraph (iii).

4.2                               ADJUSTMENTS IN AUTHORIZED SHARES AND LIMITATIONS.  In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) after the Effective Date, such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change-in-capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the grant price applicable to other Awards, the number of Shares provided in the limitations set forth in Section 4.1(c) above, and other value determinations applicable to outstanding Awards. The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the Plan to reflect, or related to, such changes or distributions, and to modify any other terms of outstanding Awards, including modifications of Performance Goals and changes in the length of Performance Periods. Any adjustment of any SARs under this Section 4.2 shall be made in a manner so as not to constitute a modification within the meaning of Section 424(h)(3) of the Code and Section 1.409A-1(b)(5)(D) of the Treasury regulations promulgated under Section 409A. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan. Subject to the provisions of Article 15, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under the Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Section 424 of the Code, where applicable. Notwithstanding the foregoing, in no event will this Section 4.2 apply to the transactions contemplated by that certain Securities Purchase Agreement dated as of March 27, 2012 by and between the Company and Steinhardt Capital Investors, LLLP.

ARTICLE 5
ELIGIBILITY AND PARTICIPATION

5.1                               ELIGIBILITY.  Persons eligible to participate in the Plan include all Employees, Directors and Consultants.

5.2                               ACTUAL PARTICIPATION.  Subject to the provisions of the Plan, the Committee may from time to time select those Employees, Directors and Consultants to whom Awards shall be granted and determine the nature and amount of each Award. No Employee, Director or Consultant shall have any right to be granted a subsequent Award under the Plan if previously granted an Award.

ARTICLE 6
STOCK APPRECIATION RIGHTS

6.1                               GRANT OF STOCK APPRECIATION RIGHTS.  Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Employees, Directors and/or Consultants at any time and from time to time, at the discretion of the Committee. Subject to the immediately preceding sentence, the Committee shall have the sole discretion, subject to the requirements of the Plan, to determine the actual number of Shares subject to SARs granted to any Participant.

6.2                               SAR AWARD AGREEMENT.  Each grant of SARs shall be evidenced by an Award Agreement that shall specify the exercise price of such SAR (which shall at least equal the Fair Market Value of the Shares on the date of grant), the number of Shares to which the Award relates, the term of the Award, the method of settlement of the Award, and such other provisions as the Committee shall determine.

6.3                               EXERCISE OF SARS.  To the extent exercisable and not expired, forfeited, cancelled or otherwise terminated, SARs granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as provided in the Award Agreement, which need not be the same for all Participants. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs, which may include, but are not limited to, a corresponding proportional reduction in other Awards granted in tandem with such SARs.

6.4                               PAYMENT OF SAR AMOUNT.  Upon exercise of an SAR, the holder of such SAR shall be entitled to receive payment of an amount determined by multiplying:

(a)                                  The difference between the Fair Market Value of a Share on the date of exercise over the price fixed by the Committee at the date of grant (which price shall not be less than 100% of the Fair Market Value of a Share on the date of grant); by

(b)                                  The number of Shares with respect to which the SAR is exercised.

Notwithstanding the authority granted to the Committee pursuant to Section 3.1 of the Plan, once an SAR is granted, the Committee shall have no authority to reduce the price fixed by the Committee at the date of grant pursuant to Section 6.4(a) above, nor may any SAR granted under the Plan be surrendered to the Company as consideration for the grant of a new SAR with a lower price at the date of grant without the approval of the Company’s shareholders, except pursuant to Section 4.2 of the Plan related to an adjustment in the number of Shares.

6.5                               FORM OF PAYMENT.  Payment to a Participant of the amount due upon SAR exercise will be made in Shares having a Fair Market Value as of the date of exercise equal to the amount determined under Section 6.4 above, except as the Committee may otherwise provide for the payment in cash in the applicable Award Agreement or any amendment or modification thereof.

6.6                               DURATION OF SAR.  Each SAR shall expire at such time as the Committee shall determine in the Award Agreement; provided, however, that no SAR shall be exercisable after the tenth anniversary of the date of its grant.

6.7                               TERMINATION OF EMPLOYMENT OR SERVICE.  The disposition of SARs held by a Participant at the time of termination of employment or service as a Director or Consultant shall be determined in accordance with Article 11 below.

6.8                               NONTRANSFERABILITY OF SARS.  Except as may be permitted by the Committee in the applicable Award Agreement or any amendment or modification thereof, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

ARTICLE 7
RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1                               GRANT OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS.  Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock and Restricted Stock Units under the Plan to such Employees, Directors and/or Consultants and in such amounts and on such terms and conditions as it shall determine.

7.2                               TRANSFERABILITY.  Except as provided in this Article 7, the Shares of Restricted Stock and Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or for such period of time as shall be established by the Committee and as shall be specified in the Award Agreement, or upon earlier satisfaction of other conditions (which may include the attainment of Performance Goals) as specified by the Committee in its sole discretion and set forth in the Award Agreement. All rights with respect to Restricted Stock or Restricted Stock Units granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

7.3                               OTHER RESTRICTIONS.  The Committee shall impose such other restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable, including, but not limited to, attainment of Performance Goals during the Period of Restriction, and the Committee may legend certificates representing Restricted Stock or record stop transfer orders with respect to uncertificated Shares to give appropriate notice of such restrictions.

7.4                               END OF PERIOD OF RESTRICTION.  Except as otherwise provided in this Article, after the last day of the Period of Restriction, (a) Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant, and (b) the Participant shall be entitled to receive one Share with respect to each Restricted Stock Unit. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend or stop transfer order removed. If delivery of Shares is to be made on a deferred basis, the Committee may provide for the crediting or payment of Dividend or Dividend Equivalent Rights or interest during the deferral period.

7.5                               VOTING RIGHTS.  During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise specified in the applicable Award Agreement.

7.6                               DIVIDENDS AND OTHER DISTRIBUTIONS TO HOLDERS OF RESTRICTED STOCK.  Except as otherwise provided by the Committee in the applicable Award Agreement, during the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability as the Shares of Restricted Stock with respect to which they were paid.  If any such dividends or distributions are paid in cash, unless otherwise specified in the Award Agreement, such cash payments shall be subject to the same restrictions on transferability as the Shares of Restricted Stock with respect to which they were paid, and shall be accumulated during the Period of Restriction and paid or forfeited when the Shares of Restricted Stock vest or are forfeited.  In no event shall any cash dividend or distribution be paid later than 2 1/2 months after the end of the tax year in which the Period of Restriction ends.

7.7                               DIVIDENDS AND OTHER DISTRIBUTIONS TO HOLDERS OF RESTRICTED STOCK UNITS.  Except as otherwise provided by the Committee in the applicable Award Agreement, during the Period of Restriction, Participants holding Restricted Stock Units shall also be entitled to receive a Dividend or Dividend Equivalent Rights under which the Participant shall be entitled to receive payments or Shares equivalent to all dividends and other distributions paid with respect to Shares underlying an Award of Restricted Stock Units.  Except as otherwise provided by the Committee in the applicable Award Agreement, the Dividend or Dividend Equivalent Rights shall be subject to the same restrictions as the related Restricted Stock Units, in which case, they shall be accumulated during the Period of Restriction and paid or forfeited when the related Restricted Stock Units are paid or forfeited.  In no event shall any Dividend or Dividend Equivalent Rights be paid or settled later than 2 1/2 months after the end of the tax year in which the Period of Restriction ends.

7.8                               TERMINATION OF EMPLOYMENT OR SERVICE.  The disposition of Restricted Stock and Restricted Stock Units held by a Participant at the time of termination of employment or service as a Director or Consultant shall be determined in accordance with Article 11 below.

ARTICLE 8
PERFORMANCE UNITS AND PERFORMANCE SHARES

8.1                               GRANT OF PERFORMANCE UNITS OR PERFORMANCE SHARES.  Subject to the terms and conditions of the Plan, Performance Units or Performance Shares may be granted to Employees, Directors and/or Consultants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Units or Performance Shares granted to each Participant and the terms and conditions thereof, including whether such award of Performance Units or Performance Shares, as the case may be, includes Dividend or Dividend Equivalent Rights.

8.2                               VALUE OF PERFORMANCE UNITS AND PERFORMANCE SHARES.  The Committee shall set Performance Goals over certain periods to be determined in advance by the Committee (“Performance Periods”). Prior to each grant of Performance Units or Performance Shares, the Committee shall establish an initial value for each Performance Unit and an initial number of Shares for each Performance Share granted to each Participant for that Performance Period. Prior to each grant of Performance Units or Performance Shares, the Committee also shall set the Performance Goals that will be used to determine the extent to which the Participant receives a payment of the value of the Performance Units or number of Shares for the Performance Shares awarded for such Performance Period. With respect to each such performance measure utilized during a Performance Period, the Committee shall assign percentages to various levels of performance which shall be applied to determine the extent to which the Participant shall receive a payout of the values of Performance Units and number of Performance Shares awarded.

8.3                               PAYMENT OF PERFORMANCE UNITS AND PERFORMANCE SHARES.  After a Performance Period has ended, the holder of a Performance Unit or Performance Share shall be entitled to receive the value thereof as determined by the Committee. The Committee shall make this determination by first determining the extent to which the Performance Goals set pursuant to Section 8.2 have been met. It will then determine the applicable percentage to be applied to, and will apply such percentage to, the value of Performance Units or number of Performance Shares to determine the payout to be received by the Participant. In addition, with respect to Performance Units and Performance Shares granted to any Covered Employee, no payout shall be made hereunder except upon written certification by the Committee that the applicable Performance Goals have been satisfied to a particular extent.

8.4                               FORM AND TIMING OF PAYMENT.  The payment described in Section 8.3 herein shall be made in cash, Stock, or a combination thereof as determined by the Committee. Payment may be made in a lump sum or installments as prescribed by the Committee. Dividends or Dividend Equivalents, if any, credited with respect to a Performance Unit or Performance Share Award shall not be payable to the Participant prior to payment, if any, described in Section 8.3. If any payment is to be made on a deferred basis, the Committee may provide for the crediting or payment of Dividend or Dividend Equivalent Rights or interest during the deferral period.

8.5                               TERMINATION OF EMPLOYMENT OR SERVICE.  The disposition of Performance Shares and Performance Units held by a Participant at the time of termination of such Participant’s employment or service as a Director or Consultant shall be determined in accordance with Article 11 below.

8.6                               NONTRANSFERABILITY.  No Performance Units or Performance Shares granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution until the termination of the applicable Performance Period. All rights with respect to Performance Units and Performance Shares granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

ARTICLE 9
ANNUAL AND OTHER INCENTIVE AWARDS

9.1                               ANNUAL INCENTIVE AWARDS.  The Committee may from time to time, subject to the provisions of the Plan and such other terms and conditions as the Committee may determine, grant Annual Incentive Awards to Employees, including, but not limited to, Covered Employees. Each such Award granted under this Section 9.1 shall provide that:

(a)                                  Amounts earned by and paid to Participants under Annual Incentive Awards will be based upon achievement of Performance Goals established pursuant to Section 8.2 above with respect to an applicable Performance Period, subject to the Committee’s authority to reduce, but not increase, such amount.

(b)                                  The maximum amount any Participant may earn under an Annual Incentive Award for any calendar year shall not exceed $2,000,000.

(c)                                  Annual Incentive Awards shall be paid in cash, subject to the Committee providing that all or a portion of any such amount may be paid in Shares.

9.2                               GRANT OF OTHER INCENTIVE AWARDS.  Other Incentive Awards may be granted to Employees, Directors and/or Consultants at any time and from time to time as shall be determined by the Committee. Such Awards may include, but are not limited to:

(a)                                  Dividend or Dividend Equivalent Right.  A right granted in connection with or by reference to a new or previously-granted Award which is a right to receive dividends or their equivalent in value in Stock, cash or in a combination of both with respect to any new or previously existing Award.

(b)                                  Stock Award.  An unrestricted transfer of ownership of Stock.

(c)                                  Awards under Deferred Compensation or Similar Plans.  The right to receive Stock or a fixed or variable share denominated unit granted under the Plan or any deferred compensation or similar plan established from time to time by the Company.

(d)                                  Cash Award.  An award denominated in cash, subject to the achievement of Performance Goals during a Performance Period determined by the Committee, or that may be earned under a Company or Subsidiary bonus or incentive plan or program.

(e)                                  Other Incentive Awards.  Other Incentive Awards which are related to or serve a similar function to those Awards set forth in this Section 9.2.

9.3                               TERMS OF OTHER INCENTIVE AWARDS.  Other Incentive Awards may be made in tandem, with, in replacement of, or as alternatives to Awards under Articles 6, 7 or 8 of the Plan or of any other incentive or employee benefit plan of the Company or any of its subsidiaries. An Other Incentive Award may provide for payment in cash or in Stock or a combination thereof.

9.4                               LIMITATIONS.  The number of Shares covered by Other Incentive Awards granted under Section 9.2 to a Participant during a calendar year shall be taken into account for purposes of the annual limitation set forth in Section 4.1(c)(iii) above. The maximum amount that may be earned under the Plan during any calendar year by a Participant with respect to all Other Incentive Awards described in Section 9.2 shall be $2,000,000. Any amount earned with respect to an Award for which performance is measured over a Performance Period greater than one year shall be deemed to have been earned ratably over the full and partial calendar years in such period.

9.5                               TERMINATION OF EMPLOYMENT OR SERVICE.  The disposition of Annual Incentive Awards and Other Incentive Awards held by a Participant at the time of termination of employment or service as a Director or Consultant shall be determined in accordance with Article 11 below.

ARTICLE 10
PERFORMANCE GOALS

For purposes of the Plan, including, but not limited to, Awards of Restricted Stock and Restricted Stock Units under Article 7 intended to be Performance-Based Awards, Performance Shares and Performance Units under Article 8, Annual Incentive Awards or other Awards under Articles 6, 7 or 9 intended to be Performance-Based Awards, Performance Goals shall be established by the Committee. In interpreting Plan provisions applicable to Performance Goals and Performance-Based Awards intended to qualify as “performance-based” compensation for purposes of Section 162(m) of the Code, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and the regulations thereunder. The Committee in establishing the Performance Goals applicable to such Performance-Based Awards, and in interpreting the Plan, shall be guided by such standards, including, but not limited to providing that the Performance-Based Award shall be paid, vested or otherwise delivered solely as a function of attainment of the objective Performance Goals established by the Committee not later than 90 days after the Performance Period or Period of Restriction applicable to the Award has commenced (or, if such period of service is less than one year, not later than the date on which 25% of such period has elapsed), and at a time when achievement of the Performance Goals is substantially uncertain. Prior to the payment to any Covered Employee of any compensation under such a Performance-Based Award, the Committee must certify in writing the extent to which the applicable Performance Goals were, in fact, achieved and the amounts to be paid, vested or delivered as a result thereof, provided the Committee may reduce, but not increase, such amount.

ARTICLE 11
TERMINATION OF EMPLOYMENT OR SERVICE AS A DIRECTOR OR CONSULTANT

11.1                        EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE.  The disposition of each Award held by a Participant in the event of termination of employment or service as a Director or Consultant shall be as determined by the Committee and set forth in the applicable Award Agreement and any amendment or modification thereof, which disposition may differ from the provisions of Sections 11.2, 11.3 and 11.4 below. To the extent the applicable Award Agreement or an amendment or modification thereof does not expressly provide for such disposition, the disposition of the Award shall be determined in accordance with Sections 11.2, 11.3 or 11.4.

11.2                        TERMINATION OF EMPLOYMENT OR SERVICE OTHER THAN DUE TO DEATH, DISABILITY OR RETIREMENT.  Except as otherwise provided by the Committee in the applicable Award Agreement, if the employment or service of a Participant shall terminate for any reason other than death, Disability or Retirement:

(a)                                  Each SAR shall be immediately cancelled and terminated;

(b)                                  Any shares of Restricted Stock or Restricted Stock Units, still subject to restrictions as of the date of such termination, shall automatically be forfeited and returned to the Company or cancelled, as applicable;

(c)                                  All Performance Units and Performance Shares shall be forfeited and no payment shall be made with respect thereto; and

(d)                                  No amounts shall be earned or payable under any Annual Incentive Award or any Other Incentive Award, except as may be otherwise determined by the Committee.

11.3                        TERMINATION DUE TO DEATH OR DISABILITY.  Except as otherwise provided by the Committee in the applicable Award Agreement, in the event the employment or service of a Participant is terminated by reason of death or Disability:

(a)                                  Each SAR held by such Participant (whether or not exercisable prior to the date of termination) may be exercised on or before the expiration date of the SAR;

(b)                                  Any remaining Period of Restriction applicable to Restricted Stock or Restricted Stock Units pursuant to Section 7.2 herein shall automatically terminate and the Shares of Restricted Stock shall thereby be free of restrictions and be fully transferable, and distribution of Shares with respect to Restricted Stock Units shall occur pursuant to Section 7.4 above, provided, however that with respect to any Restricted Stock or Restricted Stock Unit Award which is also a Performance-Based Award, the effect of termination due to death or Disability on such Award shall be determined applying the principles of Section 11.3(c) below as if such Award was a Performance Share Award;

(c)                                  Each Performance Unit or Performance Share Award held by such Participant shall be deemed earned on a prorated basis and a prorated payment based on the Participant’s number of full months of service during the Performance Period, further adjusted based on the achievement of the Performance Goals during the entire Performance Period, as computed by the Committee, shall be made at the time payments are made to Participants who did not terminate service during the Performance Period; and

(d)                                  No amounts shall be earned or payable under any Annual Incentive Award or any Other Incentive Award, except as may be otherwise determined by the Committee.

11.4                        TERMINATION OF EMPLOYMENT OR SERVICE DUE TO RETIREMENT.  Except as otherwise provided by the Committee in the applicable Award Agreement, in the event the employment or service of a Participant terminates by reason of Retirement:

(a)                                  Each SAR which is fully exercisable at the date of such termination shall continue to be exercisable until the earlier of (i) the expiration date of the SAR, or (ii) the date such Participant ceases to be Retired;

(b)                                  Each SAR which is not fully exercisable at the date of such termination shall, to the extent then exercisable, continue to be exercisable, and to the extent not then exercisable shall, for so long as such Participant remains Retired, become exercisable in accordance with the terms of the Award Agreement as if such Participant’s employment or service had not terminated, and shall remain exercisable until the earlier of (i) the expiration date of the SAR, or (ii) the date such Participant ceases to be Retired;

(c)                                  Any remaining Period of Restriction applicable to Restricted Stock or Restricted Stock Units pursuant to Section 7.2 hereof shall continue to apply and the Shares of Restricted Stock or Restricted Stock Units shall thereafter become free of restrictions and be freely transferable in accordance with the terms of the Award Agreement as if such Participant’s employment or service had not terminated; provided, however, that as of the date such Participant shall cease to be Retired, any shares of

Restricted Stock or Restricted Stock Units still subject to restrictions shall be automatically forfeited and returned to the Company or cancelled, as applicable; and provided further, that with respect to any Restricted Stock or Restricted Stock Unit Award which is also a Performance-Based Award, the effect of Retirement on such Award shall be determined applying the principles of Section 11.4(d) below as if such Award was a Performance Share Award;

(d)                                  Each Performance Unit or Performance Share Award held by such Participant shall be deemed earned on a prorated basis and a prorated payment based on such Participant’s number of full months of service during the Performance Period, further adjusted based on the achievement of the Performance Goals during the entire Performance Period, as determined by the Committee, shall, subject to any applicable six-month delay described in Section 13.9 below, be made at the time payments are made to Participants who did not terminate service during the Performance Period, provided that no payment shall be made unless the Participant has remained Retired through the date of such payment;

(e)                                  No amounts shall be earned or payable under any Annual Incentive Award or any Other Incentive Award, except as may be otherwise determined by the Committee; and

(f)                                    The disposition of any outstanding Award held by a Participant who dies while Retired shall be determined in accordance with Section 11.3 as if such Participant’s employment or service had been terminated by reason of death.

ARTICLE 12
BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively and who may include a trustee under a will or living trust) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing or electronically with the Committee during his lifetime. In the absence of any such designation or if all designated beneficiaries predecease the Participant, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 13
RIGHTS OF PARTICIPANTS

13.1                        EMPLOYMENT OR SERVICE.  Nothing in the Plan shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant’s employment or service as a Director or Consultant at any time, nor confer upon any Participant any right to continue in the employ or to so serve as a Director or Consultant of the Company or any of its Subsidiaries.

13.2                        PARTICIPATION.  No Employee, Director or Consultant shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

13.3                        NO IMPLIED RIGHTS; RIGHTS ON TERMINATION OF SERVICE.  Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, beneficiary, or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Committee in accordance with the terms and provisions of the Plan. Except as expressly provided in the Plan, neither the Company nor any of its Subsidiaries shall be required or be liable to make any payment under the Plan.

13.4                        NO RIGHT TO COMPANY ASSETS.  Neither the Participant nor any other person shall acquire, by reason of the Plan, any right in or title to any assets, funds or property of the Company or any of its Subsidiaries whatsoever including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the Company or any of its Subsidiaries, in its sole discretion, may set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid from the general assets of the Company or the applicable Subsidiary. The Participant shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any asset of the Company or any of its Subsidiaries. Nothing contained in the Plan constitutes a guarantee by the Company or any of its Subsidiaries that the assets of the Company or the applicable Subsidiary shall be sufficient to pay any benefit to any person.

13.5                        RIGHTS AS SHAREHOLDER; FRACTIONAL SHARES.  Except as otherwise provided under the Plan, a Participant or Beneficiary shall have no rights as a holder of Shares with respect to Awards hereunder, unless and until Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). Fractional Shares shall not be issued or transferred under an Award, but the Committee may authorize payment of cash in lieu of a fraction, or round the fraction down. To the extent the Stock is uncertificated, references in the Plan to certificates shall be deemed to include references to any book-entry evidencing such Shares.

13.6                        ELECTION TO DEFER.  To the extent provided by the Committee under the Plan or an applicable deferral plan established by the Company or a Subsidiary, the receipt of payment of cash or delivery of Shares that would otherwise be due to a Participant pursuant to an Award hereunder, other than SARs, may be deferred at the election of the Participant. Any such deferral elections and the payment of any amounts so deferred shall be made in accordance with such rules and procedures as the Committee may establish under the Plan or the applicable deferral plan, which rules and procedures shall comply with Section 409A.

13.7                        OTHER RESTRICTIONS, LIMITATIONS AND CLAWBACK; COMPLIANCE WITH LAW, RULES AND REGULATIONS.  The Committee may specify in an Award Agreement that a Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment, delayed or deferred payment or holding period requirements upon the occurrence of certain specified events or circumstances in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to: (a) termination of employment for cause; (b) fraudulent, illegal or misconduct; (c) violation of any Company and/or Subsidiary code of ethics, conflict of interest, insider trading or similar policy or code of conduct applicable to such Participant; (d) breach of any noncompetition, nonsolicitation, confidentiality, or other restrictive covenant that may apply to such Participant; (e) other conduct by such Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries; or (f) requirements of applicable laws, rules or regulations, including TARP (as provided in Section 18.3). If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if a Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if a Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 (and not otherwise exempted), or in other circumstances subjecting a Participant to the obligation to repay, and for the Company to recoup (clawback) incentive or other compensation, such Participant shall reimburse the Company with respect to payments received upon exercise or in settlement of an Award earned or accrued, and/or outstanding Awards shall be reduced, surrendered or cancelled, in such amount and with respect to such time period as the Committee shall determine to be required by applicable law, rules or regulation.

13.8                        UNCERTIFICATED SHARES.  To the extent the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be affected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

13.9                        COMPLIANCE WITH CODE SECTION 409A.  The Plan is intended to comply, or be exempt from, the requirements of Section 409A, and shall be administered, construed and interpreted in a manner consistent with that intent. Notwithstanding the foregoing, no particular tax result for any Participant with respect to participation in the Plan or any Awards received thereunder is guaranteed, and Participants shall be solely responsible for any taxes, interest and penalties imposed as a result of Section 409A.  To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto (collectively, “Section 409A”) and any payments of such Award that would otherwise be payable upon a termination of employment or service shall not be payable until the Participant incurs a “separation from service” within the meaning of Treasury regulation 1.409A-1(h). Any provision of the Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to comply with, or be exempt from, Section 409A shall be amended to comply with Section 409A on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A. In the case of amounts not intended to be deferrals of compensation subject to Section 409A, such as, but not limited to, SARs, Shares of Restricted Stock and Annual Incentive Awards, payment or settlement of amounts under such Awards shall occur not later than March 15 of the year following the year in which the Participant has a legally-binding right to payment or settlement. In the case of amounts intended to be deferrals of compensation subject to Section 409A, the initial deferral election shall be made and become irrevocable not later than December 31 of the year immediately preceding the year in which the Participant first performs services related to such compensation, provided that the timing of such initial deferral election may be later as provided in Section 409A with respect to initial participation in the Plan and for “performance-based compensation” as defined under Section 409A. Notwithstanding anything to the contrary contained herein, if a Participant is a “specified employee” (within the meaning of Section 409A and determined pursuant to any policies adopted by the Company consistent with Section 409A), at the time of the Participant’s separation from service and if any portion of the payments to be received by the Participant under the Plan (or in connection with an Award) as a result of the Participant’s separation from service would be considered deferred compensation under Section 409A, no such payments may be made before the date which is six months after such Participant’s date of separation from service, or, if earlier, the date of the Participant’s death.  No interest shall accrue during such six-month period.

ARTICLE 14
CHANGE IN CONTROL

14.1                        EFFECT OF CHANGE IN CONTROL OF THE COMPANY.  Notwithstanding any other provision of the Plan to the contrary and except as provided by the Committee in the applicable Award Agreement, the provisions of this Article 14 shall apply in the event of a Change in Control.

14.2                        CONDITIONAL VESTING.  Upon a Change in Control, except to the extent that another Award meeting the requirements of Section 14.3 (a “Replacement Award”) is provided to a Participant pursuant to Section 4.2 to replace an outstanding Award (the “Replaced Award”):

(a)                                  Each SAR then outstanding shall become fully vested and exercisable;

(b)                                  Any remaining Period of Restriction applicable to Restricted Stock or Restricted Stock Units pursuant to Section 7.2 herein shall automatically terminate and the Shares of Restricted Stock shall thereby be free of restrictions and be fully transferable, and distribution of Shares with respect to Restricted Stock Units shall occur pursuant to Section 7.4 above; provided, however, that with respect to any Restricted Stock or Restricted Stock Unit Award which is also a Performance-Based Award, the effect of Change in Control on such Award shall be determined applying the principles of Section 14.2(c) below as if such Award was a Performance Share Award;

(c)                                  Each Performance Unit or Performance Share Award held by such Participant shall be deemed earned and shall be paid to the extent of the greater of (i) the extent, as determined by the Committee, to which the Performance Goals applicable to such Performance-Based Award have been met during the applicable Performance Period up through and including the effective date of the Change in Control or (ii) the target number of Performance Units or Performance Shares determined at the date of grant; and

(d)                                  The treatment of any Annual Incentive Award or any Other Incentive Award shall be as determined by the Committee and reflected in the applicable Award Agreement.

14.3                        REPLACEMENT AWARDS.  An Award shall meet the conditions of this Section 14.3 (and hence qualify as a Replacement Award) if:

(a)                                  It has a value at least equal to the value of the Replaced Award;

(b)                                  It relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; and

(c)                                  Its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control and the provisions of Section 14.4).

Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 14.3 are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

14.4                        SEPARATION FROM SERVICE.  Upon an involuntary separation from service of a Participant (other than for cause) occurring in connection with or during the period of two years after a Change in Control, all Replacement Awards held by the Participant to the extent not vested as of such separation, shall become fully vested and (if applicable) exercisable and free of restrictions.

ARTICLE 15
AMENDMENT, MODIFICATION, AND TERMINATION

15.1                        AMENDMENT, MODIFICATION AND TERMINATION OF PLAN.  The Board may terminate the Plan or any portion thereof at any time, and may amend or modify the Plan from time to time in such respects as the Board may deem advisable in order that any Awards thereunder shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment or modification shall, without shareholder approval:

(a)                                  Except as provided in Section 4.2, increase the number of Shares which may be issued under the Plan;

(b)                                  Expand the types of Awards available to Participants under the Plan;

(c)                                  Materially expand the class of persons eligible to participate in the Plan;

(d)                                  Delete or limit the provisions in Sections 6.4 prohibiting the repricing of SARs, or, except as provided under Section 4.2, reduce the grant date price applicable to an SAR; or

(e)                                  Extend the termination date for making Awards under the Plan.

In addition, the Plan shall not be amended without approval of such amendment by the Company’s shareholders if such approval is required under (i) the rules and regulations of the NASDAQ Global Select Market or another national exchange on which the Stock is then listed, or (ii) other applicable law, rules or regulations.

15.2                        AMENDMENT OR MODIFICATION OF AWARDS.  The Committee may amend or modify any outstanding Awards in any manner to the extent the Committee would have had the authority under the Plan initially to make such Award as so modified or amended, including without limitation, to change the date or dates as of which Awards may be exercised, to remove the restrictions on Awards, or to modify the manner in which Awards are determined and paid. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

15.3                        EFFECT ON OUTSTANDING AWARDS.  No such amendment, modification or termination of the Plan pursuant to Section 15.1 above, or amendment or modification of an Award pursuant to Section 15.2 above, shall materially adversely alter or impair any outstanding Awards without the consent of the Participant affected thereby.

ARTICLE 16
WITHHOLDING

16.1                        TAX WITHHOLDING.  The Company and any of its Subsidiaries shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any of its Subsidiaries, an amount sufficient to satisfy Federal, state and local taxes (including the Participant’s obligations under the Federal Insurance Contributions Act) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of the Plan.

16.2                        STOCK DELIVERY OR WITHHOLDING.  With respect to withholding required upon the exercise of SARs, upon the lapse of restrictions on Restricted Stock or Restricted Stock Units, or upon any other taxable event arising as a result of Awards granted hereunder, the Committee may provide that the withholding requirement be satisfied, or may permit Participants to elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a value on the date the tax is to be determined equal to the minimum total statutory tax withholding requirement imposed on the transaction. All such Participant elections shall be made in writing or electronically and shall be subject to any procedures, restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 17
SUCCESSORS

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 18
REQUIREMENTS OF LAW

18.1                        REQUIREMENTS OF LAW.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

18.2                        GOVERNING LAW.  The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Michigan, without regard to its principles of conflicts of laws.

18.3                        TARP AND OTHER REGULATORY REQUIREMENTS.  Anything in the Plan or an Award Agreement to the contrary notwithstanding, it is intended that, to the extent required, the Plan and the Awards granted hereunder comply with the requirements of the TARP Capital Purchase Program (and applicable regulations issued thereunder) (“TARP”) and with any similar legislative or regulatory limitations or requirements which may become applicable to the Company and the Awards made hereunder (collectively, the “Regulatory Requirements”), including, but not limited to, provisions limiting payment of certain bonus, incentive or retention compensation or “golden parachute payments” to certain officers or highly compensated employees, provisions requiring that the Company recover (claw-back) bonus and incentive compensation to in certain circumstances, and provisions precluding bonus and incentive arrangements that encourage unnecessary or excessive risks that threaten the value of the Company, in each case within the meaning of the Regulatory Requirements, and only to the extent applicable to the Company and a Participant. The application of this Section 18.3 is intended to, and shall be interpreted, administered and construed to, cause the Plan and the Awards granted hereunder to comply with the Regulatory Requirements and, to the maximum extent consistent with this Section 18.3 and the Regulatory Requirements, to permit the operation of the Plan and each Award in accordance with the terms and provisions hereof and thereof before giving effect to the provisions of this Section 18.3 or the Regulatory Requirements.